UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
NOVEMBER 17, 2020
CMC Materials, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 North Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCMP	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company                    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2020, the Board of Directors (the “Board”) of CMC Materials, Inc. (the “Corporation”) and the Compensation Committee of the Board approved the performance goals for the Corporation pursuant to which cash bonus awards may be paid to the Corporation’s executive officers and certain other members of senior management under the Corporation’s Short-Term Incentive Program (“STIP”) for the fiscal year ending September 30, 2021 (“Fiscal 2021”). The STIP operates pursuant to the Corporation’s 2012 Omnibus Incentive Plan, as amended (“OIP”). The performance goals for Fiscal 2021 are financial goals that include revenue, and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), expressed as a percentage of revenue. Any cash bonus award amounts pursuant to the STIP and OIP will be determined for each participant based on levels of attainment of the indicated goals by the Corporation, as well as the attainment of individual performance objectives, as assessed by the Compensation Committee of the Board using its discretion. Such assessment may include consideration of macroeconomic and other factors, whether or not able to be generally foreseen, that may impact the Corporation’s performance during Fiscal 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMC MATERIALS, INC.
[Registrant]

Date: November 18, 2020	By:	/s/ SCOTT D. BEAMER
Scott D. Beamer
Vice President and Chief Financial Officer
[Principal Financial Officer]